Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

ATLANTIC CAPITAL BANCSHARES, INC.

ADOPTED MAY 21, 2015

BYLAWS

ATLANTIC CAPITAL BANCSHARES, INC.

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		PAGE
11.5	Notices	19
11.6	Officers as Directors Pro Tempore	19
11.7	Liability of Officers, Directors, and Agents	19

ARTICLE TWELVE CHECKS, NOTES, DRAFTS, ETC.		19

ARTICLE THIRTEEN AMENDMENTS		19

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AMENDED AND RESTATED

BYLAWS

OF

ATLANTIC CAPITAL BANCSHARES, INC.

MAY 21, 2015

ARTICLE ONE

OFFICES

1.1 Registered Office and Agent. The Corporation shall have and continuously maintain a registered office and registered agent in accordance with the provisions of Section 14-2-501 of the Georgia Business Corporation Code.

1.2 Other Offices. The Corporation may have offices at such place or places within or without the State of Georgia as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

ARTICLE TWO

SHAREHOLDERS’ MEETING

2.1 Annual Meeting. A meeting of the shareholders of the Corporation shall be held annually. The annual meeting shall be held at such time and place and on such date as the Board of Directors shall determine from time to time and as shall be specified in the notice of the meeting.

2.2 Special Meetings. Special meeting of the shareholders may be called at any time by the Corporation’s Board of Directors, its President, or by the Corporation upon the written request of any one or more shareholders, owning an aggregate of not less than twenty-five percent (25%) of the outstanding capital stock of the Corporation. Special meetings shall be held at such time and place and on such dates as shall be specified in the notice of the meeting.

2.3 Place. Annual and special meetings of shareholders may be held within or without the State of Georgia.

2.4 Notice; Waiver of Notice. Notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting shall be given in writing or by electronic transmission not less than ten (10) days nor more than sixty (60) days before the date of the meeting, and shall be given to each shareholder by mail or electronic transmission to the last known address of the shareholder or by personal delivery to the shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the Articles of Incorporation or the Bylaws, merger or share exchange of the Corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing or by electronic transmission signed by the shareholder before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or share exchange, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of lack of notice or defective notice of the meeting and waiver of any objections to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice, unless the shareholder or the appointed proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or objects to considering the matter not described in the notice when it is presented. Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

2.5 Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals . The matters to be considered and brought before any annual or special meeting of shareholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 2.5.

For any matter to be brought properly before any annual meeting of shareholders, the matter must be (i) specified in the notice of the annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting by a shareholder who is a shareholder of record of the Corporation on the date the notice provided for in this Section 2.5 is delivered to the Secretary of the Corporation, who is entitled to vote at the annual meeting and who complies with the procedures set forth in this Section 2.5.

In addition to any other requirements under applicable law and the Articles of Incorporation and Bylaws of the Corporation, written notice (the “Shareholder Notice”) of any nomination or other proposal must be timely and any proposal, other than a nomination, must constitute a proper matter for shareholder action. To be timely, the Shareholder Notice must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 90 nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends within sixty (60) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed.

A Shareholder Notice must contain the following information: (i) whether the shareholder is providing the notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Corporation or the matter the Shareholder Notice relates to, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”), (ii) the name and address of all Interested Persons, (iii) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by all Interested Persons, (iv) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six (6) months preceding the date of delivery of the Shareholder Notice by or for the benefit of any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof, and (v) a representation that the shareholder is a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the Shareholder Notice. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934. The Shareholder Notice shall be updated not later than ten (10) days after the record date for the determination of shareholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date.

Any Shareholder Notice relating to the nomination of directors must also contain (i) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation), (ii) each nominee’s signed consent to serve as a director of the Corporation if elected, and (iii) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s directors’ questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the Corporation. Any Shareholder Notice with respect to a matter other than the nomination of directors must contain (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by shareholders and (ii) a brief written statement of the reasons why such shareholder favors the proposal. Notwithstanding anything in this Section 2.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

For any matter to be brought properly before a special meeting of shareholders, the matter must be set forth in the Corporation’s notice of the meeting given by or at the direction of the Board of Directors. In the event that the Corporation calls a special meeting of shareholders for the purpose of electing one or more persons to the Board of Directors, any shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of the meeting, if the Shareholder Notice required by Section 2.5 shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

For purposes of this Section 2.5, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 2.5. This Section 2.5 shall not apply to shareholders proposals made pursuant to Rule 14a-8 under the Exchange Act.

The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.5 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 2.5, if the shareholder or a qualified representative of the shareholder does not appear at the annual or special meeting of shareholders of the Corporation to present any such nomination, or make any such proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

2.6 Quorum. At all meetings of shareholders, a majority of the outstanding shares of the Corporation shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote, unless a higher vote is required by the Articles of Incorporation. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

2.7 Proxies; Required Vote. At every meeting of the shareholders, including meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

2.8 Presiding Officer and Secretary. At every meeting of shareholders, the Chairman or the President, or, if such officers shall not be present, then the person appointed by one of them, shall preside. The Secretary or an Assistant Secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

2.9 Shareholders’ List. The officer or agent having charge of the stock transfer books of the Corporation shall produce for inspection by any shareholder a complete alphabetical list of shareholders showing the address and share holdings of each shareholder. The shareholders’ list must be available for inspection by any shareholder, his or her agent, or his or her attorney during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held in person, then the list shall be produced and kept at the time and place of the meeting during the duration of the meeting and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the duration of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.10 Action in Lieu of Meeting. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more written consents, setting forth the date of signature and the action authorized and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be signed and dated by all the shareholders entitled to vote on such action or, if so provided in the Articles of Incorporation, by those persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote were present and voted. Such consents shall have the same effect as a unanimous vote of the shareholders at a special meeting called for considering the action authorized. The rights set forth in this Section shall be governed by and subject to the provisions of Section 14-2-704 of the Georgia Business Corporation Code, and no written consent shall be effective except upon compliance with the provisions of Section 14-2-704(b) of such code.

ARTICLE THREE

DIRECTORS

3.1 Management. Subject to these Bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

3.2 Number of Directors. The Board of Directors shall consist of not less than five

(5) nor more than twenty-five (25) members. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of majority of all the shares entitled to vote in an election of directors; or by the Board of Directors by the affirmative vote of a majority of the directors then in office.

3.3 Vacancies. The Board of Directors, even though less than a quorum, may fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors. Such appointment by the Board of Directors shall continue until the expiration of the term of the director whose place has become vacant or, in the case of an increase in the number of directors, until the next meeting of the shareholders.

3.4 Election of Directors. The directors shall be elected at each annual shareholders meeting and shall serve for a term of one year and until their successors are elected or qualified, or until their earlier death, resignation, or removal. Notwithstanding anything herein to the contrary, each holder of twenty-five percent (25%) or more of the outstanding shares of the Corporation entitled to vote in an election of directors shall have the right to elect a director; provided, however, this right shall expire upon the first to occur of (i) May 1, 2016, (ii) the time immediately prior to the effectiveness of a registration statement for an underwritten public offering for each of the shares of the Corporation pursuant to the Securities Act of 1933, and (iii) the time immediately prior to when shares of the Corporation are listed on a national securities exchange or regularly traded in a market maintained by securities dealers or brokers.

3.5 Removal. The shareholders may remove one or more directors at a meeting of the shareholders with respect to which notice of such purpose is given: with or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote in an election of directors, except that a director elected pursuant to Section 3.4 by a holder of twenty-five percent (25%) or more of the outstanding shares of the Corporation entitled to vote in an election of directors may be removed without cause only by the affirmative vote of the shareholder who elected such director. For purposes of this Section, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding only the director who is subject to the vote regarding his or her removal, determine that such director’s continued service is not in the best interests of the Corporation. In the event a director elected pursuant to Section 3.4 by a holder of twenty-five percent (25%) or more of the outstanding shares of the Corporation is removed, the shareholder who elected such director shall have the sole right to replace the removed director with a director of his or her choice, if such shareholder would, at the time of replacement, still be entitled to elect a director pursuant to Section 3.4.

3.6 Resignation. Any director may resign at any time by delivering notice in writing or by electronic transmission to the Board of Directors or its chairperson or to the Corporation. A director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.

3.7 Compensation. Directors may be allowed such compensation for their services as directors as may from time to time be fixed by resolution of the Board of Directors.

3.8 Honorary and Advisory Directors. When a director of the Corporation retires under the retirement policies of the Corporation as established from time to time by the Board of Directors, such director automatically shall become an Honorary Director of the Corporation following his or her retirement. The Board of Directors of the Corporation also may appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 3.8 may be compensated as provided in Section 3.7, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 5.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

ARTICLE FOUR

COMMITTEES

4.1 Executive Committee.

(a) The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate an Executive Committee consisting of one or more directors. Each Executive Committee member shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders and until the member’s successor is elected and qualified, or until the member’s death, resignation, or removal, or until the member shall cease to be a director.

(b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) an amendment of the Articles of Incorporation or an adoption, amendment, or repeal of the Bylaws; (ii) an adoption of a plan of merger or consolidation; (iii) a sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation; (iv) a voluntary dissolution of the Corporation or the revocation of any such voluntary dissolution; (v) the determination of whether or not for cause exists under Section 3.5 (concerning the removal of directors) or the filling of vacancies on the Board of Directors or on any committees; (vi) an approval or proposal to the shareholders of an action that the Georgia Business Corporation Code requires to be approved by the shareholders; or (vii) the removal of any or all of the Officers of the Corporation.

(c) The Executive Committee shall meet from time to time on call of the Chairman of the Board of Directors or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

(d) The Executive Committee shall act by majority vote of its members; provided, however, that contracts or transactions of and by the Corporation in which officers or directors of the Corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

(e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

(f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this Section, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

4.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

4.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, to increase or decrease the number of members, and to fill vacancies in and to dissolve any such committee.

ARTICLE FIVE

MEETINGS OF THE BOARD OF DIRECTORS

5.1 Time and Place. Meetings of the Board of Directors may be held at any place either within or without the State of Georgia.

5.2 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the Board of Directors from time to time.

5.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on not less than one (1) day’s notice by mail, email, telegram, cablegram, personal delivery, or telephone to each director and shall be called by the Chairman of the Board of Directors or the President in like manner and on like notice on the written request of any two or more directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting.

5.4 Content and Waiver of Notice. No notice of any meeting of the Board of Directors need state the purposes thereof, except as may be otherwise provided in the Articles of Incorporation or these Bylaws. Notice of any meeting may be waived in writing or by electronic transmission signed by the director before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

5.5 Quorum; Participation by Telephone. At all meetings of the Board of Directors, the presence of a majority of the number of directors in office immediately prior to such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. Except as may be otherwise specifically provided by law, the Articles of Incorporation, or these Bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

5.6 Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if one or more consents in writing or by electronic transmission describing the action taken are signed by all the members of the Board of Directors or of such committee, as the case may be, and such consents are filed with the minutes of the proceedings of the Board of Directors and upon compliance with any further requirements of law pertaining to such consents.

5.7 Interested Directors and Officers. An interested director or officer is one who is a party to a contract or transaction with the Corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership, or association which is a party to a contract or transaction with the Corporation. Contracts and transactions between the Corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or the appropriate committee by the affirmative vote of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the Board of Directors or the committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board of Directors or the committee prior to the vote; or (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, the committee, or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or the committee which authorizes the contract or transaction.

ARTICLE SIX

OFFICERS, AGENTS, AND EMPLOYEES

6.1 General Provisions. The officers of the Corporation shall be a President and a Secretary, and may include a Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these Bylaws. The Board of Directors may elect other officers, agents, and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent, or employee of the Corporation may be removed by the Board of Directors with or without cause. Removal shall be without prejudice to such person’s contract rights, if any, but the election or appointment of any person as an officer, agent, or employee of the Corporation shall not of itself create contract rights. Removal shall be without prejudice to the Corporation’s contract rights. The compensation of officers, agents, and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delegated to any officer, agent, or employee as to persons under his or her direction or control. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his or her duties.

6.2 Powers and Duties of the Chairman of the Board of Directors, the Chief Executive Officer, the President, and the Chief Financial Officer. The powers and duties of the Chairman of the Board of Directors, the Chief Executive Officer, the President, and the Chief Financial Officer, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these Bylaws or by the Board of Directors.

(a) The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time direct. The Vice-Chairman shall act as Chairman of the Board of Directors in the absence of the Chairman unless another director is elected Chairman.

(b) The Chief Executive Officer, unless otherwise provided by the Board of Directors, shall be the chief executive officer of the Corporation. The Chief Executive Officer shall have general charge of the business and affairs of the Corporation and shall keep the Board of Directors fully advised. The Chief Executive Officer shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers. The Chief Executive Officer shall have such powers and perform such duties as generally pertain to the office of the Chief Executive Officer, as well as such further powers and duties as may be prescribed by the Board of Directors. The Chief Executive Officer may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders’ or other consents in respect thereof, and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

(c) The President, unless otherwise provided by the Board of Directors, shall have the duties of a chief operating officer of the Company, shall also have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe, and shall perform such other duties as may be prescribed by these Bylaws. In the absence or inability to act of the Chief Executive Officer, the President, unless the Board of Directors shall otherwise provide, shall perform all duties and may exercise any of the powers of the Chief Executive Officer. The performance of any such duty by the President shall be conclusive evidence of his or her power to act.

(d) The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director. The Chief Financial Officer shall render to the President and the Board of Directors, whenever they may request it, an account of the transactions of the Corporation and of the financial condition of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws.

6.3 Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these Bylaws. In the absence or inability to act of the Chief Executive Officer and the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the Chief Executive Officer. The performance of any such duty by any Vice President shall be conclusive evidence of his or her power to act.

6.4 Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he or she is present. Except as otherwise provided by these Bylaws, the Secretary shall attend to the giving of all notices to shareholders and directors. The Secretary shall have charge of the seal of the Corporation, shall attend to its use on all documents the execution of which on behalf of the Corporation under its seal is duly authorized, and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the record of shareholders of the Corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of the shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, the Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the President or the Board of Directors.

6.4 Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary, and shall deposit the same, to the credit of the Corporation, in such banks, trust companies, or other depositories as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Bank and may sign all receipts and vouchers for payment made to the Corporation. The Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the President or by the Board of Directors.

6.5 Appointment, Powers, and Duties of Assistant Secretaries. Assistant Secretaries may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of the Assistant Secretary’s power to act. An Assistant Secretary shall also perform such other duties as the President, the Secretary or the Board of Directors may assign to him or her.

6.6 Appointment, Powers, and Duties of Assistant Treasurers. Assistant Treasurers may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of the Assistant Treasurer’s power to act. An Assistant Treasurer shall also perform such other duties as the President, the Treasurer or the Board of Directors may assign to him or her.

6.7 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement, or termination of any officer. In such latter event, such new officer shall serve until the next annual election of officers.

ARTICLE SEVEN

CAPITAL STOCK

7.1 Certificated and Uncertificated Shares

(a) The interest of each shareholder may but need not be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and entered into the books of the Corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

(i) the name of the Corporation;

(ii) that the Corporation is organized under the laws of the State of Georgia;

(iii) the name or names of the person or persons to whom the certificate is issued;

(iv) the number and class of shares, and the designation of the series, if any, which the certificate represents; and

(v) if any shares represented by the certificates are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or the back thereof a clear and concise statement to that effect.

(b) Each certificate shall be signed, either manually or in facsimile, by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

(c) Unless the Corporation’s articles of incorporation provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of the Corporation of any or all of its classes or series without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

(d) Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder then owning such shares a written statement of the information required to be placed on certificates by Section 7.1(a) of these Bylaws and applicable law.

7.2 Transfer of Shares. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate (or in the case of uncertificated shares, the owner of record), or by power of attorney lawfully constituted in writing (by such person or owner), and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen, or destroyed, upon compliance with the provisions of Section 7.7 of these Bylaws.

7.3 Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

7.4 Registered Owner. The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent, a registrar, or both.

7.6 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and, if the directors so require, shall give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen, or destroyed.

7.7 Fractional Shares or Scrip. The Corporation may, when and if authorized to do so by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions, or reclassifications, mergers, consolidations, or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends, and participate in any of the assets of the Corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the Corporation, including voting rights, dividend rights, or the right to participate in any assets of the Corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the Corporation may pay in cash the fair value of fractional interests as determined by the Board of

Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including, without limitation, the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

ARTICLE EIGHT

BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS

8.1 Inspection of Books and Records.

(a) Except as may be otherwise specifically provided by law, any person who shall be the holder of record of, or authorized in writing by the holders of record of, at least two percent (2%) of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes, and record of shareholders and to make extracts therefrom.

(b) A shareholder may inspect and copy the records described in the immediately preceding paragraph only if (i) his or her demand is made in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder; (ii) the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect; (iii) the records are directly connected with the stated purpose; and (iv) the records are to be used only for that purpose.

(c) If the Secretary or a majority of the members of the Board of Directors or Executive Committee find that the request is proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

(d) If said request is found by the Secretary, the Board of Directors, or the Executive Committee to be improper, the Secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder’s request.

(e) The Secretary, Board of Directors, and the Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

8.2 Seal. The Corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation.

8.3 Annual Statements. Not later than four (4) months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

(a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year; and

(b) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of its most recent balance sheet and profit and loss statement.

ARTICLE NINE

INDEMNIFICATION

9.1 Authority to Indemnify. The Corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, or agent of the Corporation (or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) for reasonable expenses, judgments, fines, penalties, and amounts paid in settlement (including attorneys’ fees), incurred in connection with the proceeding if the individual conducted himself or herself in good faith and reasonably believed that such conduct was (a) in the case of conduct in his or her official capacity, in the best interests of the Corporation, (b) in all other cases, at least not opposed to the best interests of the Corporation, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee, or agent did not meet the standard of conduct set forth above. Indemnification permitted under this Section in connection with a proceeding by, or in the right of, the Corporation is limited to reasonable expenses incurred in connection with the proceeding if it is determined that the director, officer, employee, or agent has met the relevant standard of conduct under this Section.

9.2 Mandatory Indemnification. To the extent that a director, officer, employee, or agent of the Corporation has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee, or agent of the Corporation, the Corporation shall indemnify the director, employee, or agent against reasonable expenses incurred by him or her in connection therewith.

9.3 Advance for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee, or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the Corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 9.1 of this Article, and (b) he or she furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advance if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this Section must be an unlimited general obligation, but need not be secured and may be accepted without reference to financial ability to make repayment.

9.4 Court-ordered Indemnification and Advances for Expenses. A director, officer, employee, or agent of the Corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

9.5 Determination of Indemnification. Except as provided in Section 9.2 and except as may be ordered by the court, the Corporation may not indemnify a director, officer, employee, or agent under Section 9.1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee, or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 9.1. The determination shall be made:

(a) If there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

(b) By special legal counsel:

(i) Selected in the manner prescribed in paragraph (a) of this Section; or

(ii) If there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

(c) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

9.6 Authorization of Indemnification. Authorization of indemnification or an obligation to indemnify and evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (b) of Section 9.5 to select counsel.

9.7 Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement, or contract, either specifically or in general terms, approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, taken at a meeting the notice of which specified that such bylaw, resolution, or agreement would be placed before the shareholders, both as to action by a director, trustee, officer, employee, or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to this Section 9.7 by the Corporation for liability for (a) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the Corporation or otherwise; or (d) any transaction from which he or she received an improper material tangible personal benefit. Neither the amendment or repeal of this Article nor the adoption of any provision to these Bylaws inconsistent with this Article shall eliminate or adversely affect any right or protection of any director, officer, employee, or agent of the Corporation existing immediately prior to such amendment or repeal or adoption.

9.8 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent whether or not the Corporation would have power to indemnify him or her against the same liability under this Article.

9.9 Continuation of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE TEN

NOTICES; WAIVERS OF NOTICE

10.1 Notices. Except as otherwise specifically provided in these Bylaws, whenever under the provision of these Bylaws notice is required to be given to any shareholder, director, or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice, by email, telegram, or cablegram, or by mail in the latter case by depositing the same in the post office or letter box in a postage prepaid sealed wrapper, addressed to such shareholder, director, or officer at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

10.2 Waivers of Notice. Except as otherwise provided in these Bylaws, when any notice is required to be given by law, by the Articles of Incorporation, or by these Bylaws, a waiver thereof in writing or by electronic transmission, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder’s attorney or proxy duly appointed in writing.

ARTICLE ELEVEN

EMERGENCY POWERS

11.1 Bylaws. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation, or these Bylaws, be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

11.2 Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

11.3 Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

11.4 Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these Bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

11.5 Notices . Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio, or television.

11.6 Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

11.7 Liability of Officers, Directors, and Agents . No officer, director, agent, or employee acting in accordance with any emergency bylaw shall be liable except for willful misconduct. No officer, director, agent, or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.

ARTICLE TWELVE

CHECKS, NOTES, DRAFTS, ETC.

Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

ARTICLE THIRTEEN

AMENDMENTS

The Bylaws of the Corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the Bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted, or altered by the Board of Directors. Except as otherwise provided in the Articles of Incorporation or these Bylaws, action by the shareholders with respect to these Bylaws shall be taken by an affirmative vote of a majority of the shares entitled to vote thereon, and action by the Board of Directors with respect to these Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

THIS IS TO CERTIFY that the above Amended and Restated Bylaws of ATLANTIC CAPITAL BANCSHARES, INC. were duly adopted by the Board of Directors of the Corporation effective as of the 21st day of May, 2015.

/s/ Douglas L. Williams
Douglas L. Williams, Secretary

(CORPORATE SEAL)